Exhibit 99.1

Tenneco Reports Third Quarter 2018 Results

  Record-high third quarter revenue
  Raises full-year organic revenue growth outlook to 6%, outpacing industry production by 5 percentage points
  Federal-Mogul acquisition closed on October 1

LAKE FOREST, Ill.--(BUSINESS WIRE)--October 26, 2018--Tenneco Inc. (NYSE: TEN) reported third quarter net income of $60 million, or $1.15 per diluted share in 2018, versus $83 million, or $1.57 per diluted share in the third quarter of 2017. Third quarter 2018 adjusted net income was $88 million, or $1.70 per diluted share, compared with $88 million, or $1.67 per diluted share in the third quarter of 2017.

Revenue

Total revenue in the third quarter of 2018 was $2.372 billion, up 4% year-over-year, with growth in the Clean Air and Ride Performance segments. On a constant currency basis, total revenue increased 7% driven by strong commercial truck and off-highway volumes and new business and incremental content on light vehicles.

On a constant currency basis, value-add revenue increased 5% to $1.776 billion in 2018, significantly outpacing industry production.* Clean Air and Ride Performance revenues increased 6% and 5% respectively, while Aftermarket revenue was up 1% compared to last year.

EBIT

Third quarter 2018 EBIT (earnings before interest, taxes and noncontrolling interests) was $111 million, compared to $134 million last year. Adjusted EBIT in 2018 was $149 million, versus $154 million last year. Volume increased in both light vehicle and commercial truck and off-highway applications. Tariff-driven steel commodity costs and currency exchange rates impacted EBIT and margin results in the third quarter of 2018.

	Q3 2018	Q3 2017
EBIT as a percent of revenue	4.7%	5.9%
EBIT as a percent of value-add revenue	6.3%	7.6%

Adjusted EBIT as a percent of revenue	6.3%	6.8%
Adjusted EBIT as a percent of value-add revenue	8.4%	8.8%

Cash

Cash used in operating activities in the quarter was $41 million, compared with cash provided by operating activities of $25 million a year ago. Third quarter results reflect our investment in working capital to support revenue growth and cash payments for transaction costs. During the quarter, the company returned $14 million to shareholders through a dividend payment of 25-cents per common share.

“Tenneco delivered a solid quarter of strong growth, outpacing industry production by nine percentage points, including double–digit growth in commercial truck and off-highway revenue,” said Brian Kesseler, co-CEO Tenneco. “The strength of Tenneco’s diversified business profile helped mitigate many dynamic economic factors, and I am pleased with our execution and continued focus on operational improvements and cost recoveries.”

Adjusted third quarter 2018 and 2017 results

(millions except per share amounts)	Q3 2018				Q3 2017
	Net income attributable to Tenneco Inc.	Per Share	EBIT	EBITDA(1)(2)	Net income attributable to Tenneco Inc.	Per Share	EBIT	EBITDA(1)(2)
Earnings Measures	$60	$1.15	$111	$169	$83	$1.57	$134	$192

Adjustments(2)
Restructuring and related expenses	9	0.17	12	12	17	0.32	20	19
Acquisition advisory costs	8	0.17	12	12	-	-	-	-
Pre-closing structural cost reductions	2	0.05	4	4	-	-	-	-
Litigation settlement accrual	8	0.15	10	10	-	-	-	-
Net tax adjustments	1	0.01	-	-	(12)	(0.22)	-	-

Adjusted Net income, EPS, EBIT, and EBITDA	$88	$1.70	$149	$207	$88	$1.67	$154	$211

(1) EBITDA including noncontrolling interests.
(2) Tables at the end of this press release reconcile U.S. GAAP to non-GAAP results.

Fourth Quarter Outlook

In the fourth quarter, Tenneco expects constant currency organic revenue growth in its legacy business of 3%, outpacing forecasted light vehicle industry production growth of 1%*. Tenneco anticipates currency will have a negative impact on revenue of 3%, based on exchange rates as of September 30, 2018. With the closing of the Federal-Mogul acquisition, Tenneco expects approximately $1.9 billion of additional revenue from Federal-Mogul operations in the fourth quarter.

The company expects fourth quarter combined Tenneco and Federal-Mogul value-add adjusted EBITDA margin in the range of 11.0% to 11.4%.

Full Year Outlook

For the full year, Tenneco raises its revenue guidance and now expects constant currency organic revenue growth in its legacy business of 6%, outpacing industry production by 5 percentage points. The company expects full year revenue of approximately $11.8 billion, reflecting this strong organic growth as well as Federal-Mogul revenue from the date of acquisition.

For the full year, the company expects Tenneco value-add adjusted EBITDA margin, including Federal-Mogul from the date of acquisition, in the range of 11.3% to 11.5%.

Acquisition of Federal-Mogul LLC

During a special meeting of stockholders held September 12, 2018, Tenneco stockholders approved all of the proposals related to the acquisition of Federal-Mogul. The acquisition was officially completed on October 1, 2018.

*Source: IHS Automotive October 2018 global light vehicle production forecast and Tenneco estimates.

Attachment 1
Statements of Income – 3 Months
Statements of Income – 9 Months
Balance Sheets
Statements of Cash Flows – 3 Months
Statements of Cash Flows – 9 Months

Attachment 2
Reconciliation of GAAP Net Income to EBITDA including noncontrolling interests – 3 Months
Reconciliation of GAAP to Non-GAAP Earnings Measures – 3 Months
Reconciliation of GAAP Net Income to EBITDA including noncontrolling interests – 9 Months
Reconciliation of GAAP to Non-GAAP Earnings Measures – 9 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 3 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 9 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 3 Months and 9 Months
Reconciliation of Non-GAAP Measures – Debt Net of Cash/Adjusted LTM EBITDA including noncontrolling interests
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – Original Equipment and Aftermarket Revenue – 3 Months and 9 months
Reconciliation of GAAP Revenue and Earnings to Non-GAAP Revenue and Earnings Measures – 3 Months
Reconciliation of GAAP Revenue and Earnings to Non-GAAP Revenue and Earnings Measures – 9 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – Original Equipment Commercial Truck, Off-Highway and other revenues – 3 Months and 9 months

CONFERENCE CALL

The company will host a conference call on Friday, October 26, 2018 at 9:00 a.m. ET. The dial-in number is 866-807-9684 (domestic) or 412-317-5415 (international). The passcode is Tenneco Inc. call. The call and accompanying slides will be available on the financial section of the Tenneco web site at www.investors.tenneco.com. A recording of the call will be available one hour following completion of the call on October 26, 2018 through November 2, 2018. To access this recording, dial 877-344-7529 (domestic), 855-669-9658 (Canada) or 412-317-0088 (international). The replay access code is 10124354. The purpose of the call is to discuss the company’s operations for the third fiscal quarter of 2018, as well as provide updated information regarding matters impacting the company’s outlook. A copy of the press release is available on the financial and news sections of the Tenneco web site.

About Tenneco

Headquartered in Lake Forest, Illinois, Tenneco is one of the world’s leading designers, manufacturers and marketers of Ride Performance and Clean Air products and technology solutions for diversified markets, including light vehicle, commercial truck, off-highway equipment and the aftermarket, with 2017 revenues of $9.3 billion and approximately 32,000 employees worldwide.

On October 1, 2018, Tenneco completed the acquisition of Federal-Mogul, a leading global supplier to original equipment manufacturers and the aftermarket with nearly 55,000 employees globally and 2017 revenues of $7.8 billion. Additionally, the company expects to separate its businesses to form two new, independent companies, an Aftermarket and Ride Performance company as well as a new Powertrain Technology company, in late 2019.

About the Future Aftermarket and Ride Performance Company

Following the separation, the aftermarket and ride performance company will be one of the largest global multi-line, multi-brand aftermarket companies, and one of the largest global OE ride performance and braking companies. The aftermarket and ride performance company’s principal product brands will include Monroe®, Walker®, Clevite®Elastomers, MOOG®, Fel-Pro®, Wagner®, and Champion®. The Aftermarket and Ride Performance company would have 2017 pro-forma revenues of $6.4 billion, with 57% of those revenues from aftermarket and 43% from original equipment customers.

About the Future Powertrain Technology Company

Following the separation, the powertrain technology company will be one of the world’s largest pure-play powertrain companies serving OE markets worldwide with engineered solutions addressing fuel economy, power output, and criteria pollution requirements for gasoline, diesel and electrified powertrains. The powertrain technology company would have 2017 pro-forma revenues of $10.7 billion, serving light vehicle, commercial truck, off-highway and industrial markets.

Forecasts

Revenue estimates and other forecasted information in this release are based on OE manufacturers’ programs that have been formally awarded to the company; programs where Tenneco is highly confident that it will be awarded business based on informal customer indications consistent with past practices; and Tenneco’s status as supplier for the existing program and its relationship with the customer. This information is also based on anticipated vehicle production levels and pricing, including precious metals pricing and the impact of material cost changes. Unless otherwise indicated, our methodology does not attempt to forecast currency fluctuations, and accordingly, reflects constant currency. Certain elements of the restructuring and related expenses, legal settlements and other unusual charges we incur from time to time cannot be forecasted accurately. In this respect, we are not able to forecast EBIT or EBITDA (and the related margins) on a forward-looking basis without unreasonable efforts on account of these factors and the difficulty in predicting GAAP revenues (for purposes of a margin calculation) due to variability in production rates and volatility of precious metal pricing in the substrates that we pass through to our customers. For certain additional assumptions upon which these estimates are based, see the slides accompanying the October 26, 2018 webcast, which will be available on the financial section of the Tenneco website at www.investors.tenneco.com.

Safe Harbor

This release contains forward-looking statements. These forward-looking statements include, but are not limited to, (i) all statements, other than statements of historical fact, included in this communication that address activities, events or developments that we expect or anticipate will or may occur in the future or that depend on future events and (ii) statements about our future business plans and strategy and other statements that describe Tenneco’s outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. These forward-looking statements are included in various sections of this communication and the words “may,” “will,” “believe,” “should,” “could,” “ plan,” “expect,” “anticipate,” “estimate,” and similar expressions (and variations thereof) are intended to identify forward-looking statements. Forward-looking statements included in this release concern, among other things, the benefits of the Federal-Mogul acquisition; the combined company’s plans, objectives and expectations; future financial and operating results; and other statements that are not historical facts. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to materially differ from those described in the forward-looking statements, including the outcome of any legal proceeding that may be instituted against Tenneco and others following the announcement of the transaction; the possibility that the combined company may not complete the spin-off of the Aftermarket & Ride Performance business from the Powertrain Technology business (or achieve some or all of the anticipated benefits of such a spin-off); the possibility that the transaction may have an adverse impact on existing arrangements with Tenneco, including those related to transition, manufacturing and supply services and tax matters; the ability to retain and hire key personnel and maintain relationships with customers, suppliers or other business partners; the risk that the benefits of the transaction, including synergies, may not be fully realized or may take longer to realize than expected; the risk that the transaction may not advance the combined company’s business strategy; the risk that the combined company may experience difficulty integrating all employees or operations; the potential diversion of Tenneco management’s attention resulting from the transaction; as well as the risk factors and cautionary statements included in Tenneco’s periodic and current reports (Forms 10-K, 10-Q and 8-K) filed from time to time with the SEC.

In addition, the forward-looking statements contained herein pertaining to the company’s performance are based on the current expectations of the company (including its subsidiaries). Because these forward-looking statements involve risks and uncertainties, the company's plans, actions and actual results could differ materially. Among the factors that could cause these plans, actions and results to differ materially from current expectations are:

(i) general economic, business and market conditions;

(ii) the company’s ability to source and procure needed materials, components and other products and services in accordance with customer demand and at competitive prices;

(iii) the cost and outcome of existing and any future claims, legal proceedings, or investigations, including, but not limited to, any of the foregoing arising in connection with the ongoing global antitrust investigation, product performance, product safety or intellectual property rights;

(iv) changes in capital availability or costs, including increases in the company's costs of borrowing (i.e., interest rate increases), the amount of the company's debt, the ability of the company to access capital markets at favorable rates, and the credit ratings of the company’s debt;

(v) changes in consumer demand, prices and the company’s ability to have our products included on top selling vehicles, including any shifts in consumer preferences to lower margin vehicles, for which we may or may not have supply arrangements;

(vi) changes in automotive and commercial vehicle manufacturers' production rates and their actual and forecasted requirements for the company's products such as the significant production cuts during recent years by automotive manufacturers in response to difficult economic conditions;

(vii) the overall highly competitive nature of the automobile and commercial vehicle parts industries, and any resultant inability to realize the sales represented by the company’s awarded book of business which is based on anticipated pricing and volumes over the life of the applicable program;

(viii) the loss of any of our large original equipment manufacturer (“OEM”) customers (on whom we depend for a substantial portion of our revenues), or the loss of market shares by these customers if we are unable to achieve increased sales to other OEMs or any change in customer demand due to delays in the adoption or enforcement of worldwide emissions regulations;

(ix) the company's continued success in cost reduction and cash management programs and its ability to execute restructuring and other cost reduction plans, including our current cost reduction initiatives, and to realize anticipated benefits from these plans;

(x) risk inherent in operating a multi-national company, including economic conditions, such as currency exchange and inflation rates, and political environments in the countries where we operate or sell our products, adverse changes in trade agreements, tariffs, immigration policies, political stability, and tax and other laws, and potential disruption of production and/or supply;

(xi) workforce factors such as strikes or labor interruptions;

(xii) increases in the costs of raw materials, including the company’s ability to successfully reduce the impact of any such cost increases through materials substitutions, cost reduction initiatives, customer recovery and other methods;

(xiii) the negative impact of fuel price volatility on transportation and logistics costs, raw material costs, discretionary purchases of vehicles or aftermarket products, and demand for off-highway equipment;

(xiv) the cyclical nature of the global vehicular industry, including the performance of the global aftermarket sector and longer product lives of automobile parts;

(xv) product warranty costs;

(xvi) the failure or breach of our information technology systems and the consequences that such failure or breach may have to our business;

(xvii) the company's ability to develop and profitably commercialize new products and technologies, and the acceptance of such new products and technologies by the company's customers and the market;

(xviii) changes by the Financial Accounting Standards Board or other accounting regulatory bodies to authoritative generally accepted accounting principles or policies;

(xix) changes in accounting estimates and assumptions, including changes based on additional information;

(xx) the impact of the extensive, increasing and changing laws and regulations to which we are subject, including environmental laws and regulations, which may result in our incurrence of environmental liabilities in excess of the amount reserved;

(xxi) natural disasters, acts of war and/or terrorism and the impact of these occurrences or acts on economic, financial, industrial and social condition, including, without limitation, with respect to supply chains and customer demand in the countries where the company operates; and

(xxii) the timing and occurrence (or non-occurrence) of transactions and events which may be subject to circumstances beyond the control of the company and its subsidiaries.

Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Unless otherwise indicated, the forward-looking statements in this release are made as of the date of this communication, and, except as required by law, Tenneco does not undertake any obligation, and disclaims any obligation, to publicly disclose revisions or updates to any forward-looking statements. Additional information regarding these risk factors and uncertainties is detailed from time to time in the company's SEC filings, including but not limited to its annual report on Form 10-K for the year ended December 31, 2017.

ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
STATEMENTS OF INCOME
Unaudited
THREE MONTHS ENDED SEPTEMBER 30,
(Millions except per share amounts)

	2018		2017
Net sales and operating revenues:
Clean Air - Value-add revenues	$1,006		$973
Clean Air - Substrate sales	596		522
Ride Performance	461		457
Aftermarket	309		322
Total net sales and operating revenues	$2,372		$2,274

Costs and expenses:
Cost of sales (exclusive of depreciation and amortization shown below)	2,014	(a)	1,911	(f) (g)
Engineering, research and development	39		40
Selling, general and administrative	141	(b) (c) (d)	127	(f) (g)
Depreciation and amortization of other intangibles	58		58	(f)
Total costs and expenses	2,252		2,136

Other income (expense):
Loss on sale of receivables	(3)		(2)
Other income (expense)	(6)	(c)	(2)	(g)
Total other income (expense)	(9)		(4)

Earnings before interest expense, income taxes,
and noncontrolling interests:
Clean Air	107	(a)	100	(f)
Ride Performance	(3)	(a) (c) (d)	7	(f)
Aftermarket	47	(a)	50	(f)
Other	(40)	(b) (c) (d)	(23)
Total earnings before interest expense, income taxes,
and noncontrolling interests	111		134

Interest expense (net of interest capitalized)	21		19
Earnings before income taxes and noncontrolling interests	90		115

Income tax expense	21	(e)	16	(h)
Net income	69		99

Less: Net income attributable to noncontrolling interests	9		16
Net income attributable to Tenneco Inc.	$60		$83

Weighted average common shares outstanding:
Basic	51.3		52.5
Diluted	51.4		52.7

Earnings per share of common stock:
Basic	$1.16		$1.57
Diluted	$1.15		$1.57
(a) Includes restructuring and related charges of $12 million pre-tax, $9 million after tax and noncontrolling interests or $0.17 per diluted share, all of which is recorded in cost of sales. $1 million is recorded in Clean Air, $10 million is recorded in Ride Performance and $1 million is recorded in Aftermarket.
(b) Includes acquisition advisory costs of $12 million pre-tax, $8 million after tax or $0.17 per diluted share.
(c) Includes pre-closing structural cost reductions of $4 million pre-tax, $2 million after tax or $0.05 per diluted share. Of the amount, $3 million is recorded in selling, general and administrative expenses and $1 million is recorded in other income and expense. $1 million is recorded in Ride Performance and $3 million is recorded in Other.
(d) Includes litigation settlement accrual of $10 million pre-tax, $8 million after tax or $0.15 per diluted share. Of the amount, $9 million is recorded in Ride Performance and $1 million is recorded in Other.
(e) Includes net tax expense of $1 million or $0.01 per diluted share for discrete tax adjustments recognized in the period.
(f) Includes restructuring and related charges of $20 million pre-tax, $17 million after tax or $0.32 per diluted share. Of the amount, $8 million is recorded in cost of sales, $11 million is recorded in selling, general and administrative expenses and $1 million is recorded in depreciation and amortization. $4 million is recorded in Clean Air, $14 million is recorded in Ride Performance and $2 million is recorded in Aftermarket.
(g) Includes retrospective adjustment of $3 million to reflect the effects of applying ASU 2017-07 Compensation—Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost adopted in Q1 2018.
(h) Includes net tax benefit of $12 million or $0.22 per diluted share for discrete tax adjustments recognized in the period.

ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
STATEMENTS OF INCOME
Unaudited
NINE MONTHS ENDED SEPTEMBER 30,
(Millions except per share amounts)

	2018		2017
Net sales and operating revenues:
Clean Air - Value-add revenues	$3,183		$2,979
Clean Air - Substrate sales	1,869		1,610
Ride Performance	1,480		1,327
Aftermarket	951		967
Total net sales and operating revenues	$7,483		$6,883

Costs and expenses:
Cost of sales (exclusive of depreciation and amortization shown below)	6,371	(a) (e)	5,789	(h) (j) (o)
Engineering, research and development	122	(a) (c)	115
Selling, general and administrative	450	(a) (b) (c) (d) (f)	520	(h) (i) (l) (o)
Depreciation and amortization of other intangibles	176		165	(h)
Total costs and expenses	7,119		6,589

Other income (expense):
Loss on sale of receivables	(8)		(4)
Other income (expense)	(15)	(c)	(8)	(k) (l) (o)
Total other income (expense)	(23)		(12)

Earnings before interest expense, income taxes,
and noncontrolling interests:
Clean Air	331	(a) (c)	300	(h)
Ride Performance	10	(a) (c) (e) (f)	52	(h) (j)
Aftermarket	132	(a) (c)	146	(h)
Other	(132)	(b) (c) (d) (f)	(216)	(h) (i) (k) (l)
Total earnings before interest expense, income taxes,
and noncontrolling interests	341		282

Interest expense (net of interest capitalized)	61		54	(m)
Earnings before income taxes and noncontrolling interests	280		228

Income tax expense	73	(g)	41	(n)
Net income	207		187

Less: Net income attributable to noncontrolling interests	39		48
Net income attributable to Tenneco Inc.	$168		$139

Weighted average common shares outstanding:
Basic	51.2		53.3
Diluted	51.4		53.5

Earnings per share of common stock:
Basic	$3.27		$2.61
Diluted	$3.26		$2.60
(a) Includes restructuring and related charges of $55 million pre-tax, $38 million after tax and noncontrolling interests or $0.74 per diluted share. Of the amount, $44 million is recorded in cost of sales, $10 million is recorded in selling, general and administrative expenses and $1 million is recorded in engineering, research and development. $13 million is recorded in Clean Air, $37 million is recorded in Ride Performance and $5 million is recorded in Aftermarket.
(b) Includes acquisition advisory costs of $43 million pre-tax, $33 million after tax or $0.66 per diluted share.
(c) Includes pre-closing structural cost reductions of $13 million pre-tax, $9 million after tax or $0.17 per diluted share. Of the amount, $8 million is recorded in selling, general and administrative expenses, $4 million is recorded in engineering, research and development and $1 million in other income and expense. $6 million is recorded in Clean Air, $1 million is recorded in Ride Performance, $1 million is recorded in Aftermarket and $5 million in Other.
(d) Includes environmental charge of $4 million pre-tax, $3 million after tax or $0.06 per diluted share related to an acquired site whereby an indemnification reverted back to the Company resulting from a 2009 bankruptcy filing of Mark IV Industries.
(e) Includes warranty charge of $5 million pre-tax, $4 million after tax or $0.07 per diluted share.
(f) Includes litigation settlement accrual of $10 million pre-tax, $8 million after tax or $0.15 per diluted share. Of the amount, $9 million is recorded in Ride Performance and $1 million is recorded in Other.
(g) Includes net tax expense of $5 million or $0.10 per diluted share for discrete tax adjustments recognized in the period.
(h) Includes restructuring and related charges of $52 million pre-tax, $47 million after tax or $0.88 per diluted share. Of the amount, $31 million is recorded in cost of sales, $18 million is recorded in selling, general and administrative expenses and $3 million is recorded in depreciation and amortization. $25 million is recorded in Clean Air, $19 million is recorded in Ride Performance, $5 million is recorded in Aftermarket and $3 million is recorded in Other.
(i) Includes antitrust settlement accrual of $132 million pre-tax, $85 million after tax or $1.60 per diluted share.
(j) Includes warranty settlement of $7 million pre-tax, $5 million after tax or $0.08 per diluted share.
(k) Includes gain on sale of an unconsolidated JV of $5 million pre-tax, $4 million after tax or $0.08 per diluted share.
(l) Includes pension and accelerated restricted stock vesting charges of $11 million pre-tax, $7 million after tax or $0.13 per diluted share. Of the amount, $5 million is recorded in selling, general and administrative expense and $6 million is recorded in other income (expense).
(m) Includes pre-tax expenses of $1 million, $1 million after tax or $0.02 per diluted share for costs related to refinancing activities.
(n) Includes net tax benefit of $12 million or $0.22 per diluted share for discrete tax adjustments recognized in the period.
(o) Includes retrospective adjustment of $10 million to reflect the effects of applying ASU 2017-07 Compensation—Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost adopted in Q1 2018.

ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
BALANCE SHEETS
Unaudited
(Millions)

		September 30, 2018		December 31, 2017

Assets

	Cash and cash equivalents	$202		$315

	Restricted cash	1		3

	Receivables, net	1,408	(a)	1,321	(a)

	Inventories	956		869

	Other current assets	368		291

	Investments and other assets	465		428

	Plant, property, and equipment, net	1,634		1,615

	Total assets	$5,034		$4,842

Liabilities and Shareholders' Equity

	Short-term debt	$240		$83

	Accounts payable	1,769		1,705

	Accrued taxes	38		45

	Accrued interest	10		14

	Other current liabilities	435		419

	Long-term debt	1,304	(b)	1,358	(b)

	Deferred income taxes	11		11

	Deferred credits and other liabilities	418		423

	Redeemable noncontrolling interests	28		42

	Tenneco Inc. shareholders' equity	743		696

	Noncontrolling interests	38		46

	Total liabilities, redeemable noncontrolling interests
	and shareholders' equity	$5,034		$4,842

		September 30, 2018		December 31, 2017
(a)	Accounts receivable net of:
	Europe - Accounts receivable factoring programs	$189		$218
	North America - Accounts receivable factoring program	$152		$107

		September 30, 2018		December 31, 2017
(b)	Long-term debt composed of:
	Borrowings against revolving credit facilities	$207		$244
	Term loan A (due 2022)	373		388
	5.000% senior notes (due 2026)	493		492
	5.375% senior notes (due 2024)	222		222
	Other long-term debt	9		12
		$1,304		$1,358

ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
STATEMENT OF CASH FLOWS
Unaudited
(Millions)

	THREE MONTHS ENDED
	SEPTEMBER 30,
	2018	2017

Operating activities:
Net income	$69	$99
Adjustments to reconcile net income
to net cash (used) provided by operating activities -
Depreciation and amortization of other intangibles	58	58
Stock-based compensation	5	1
Deferred income taxes	(13)	(1)
Loss on sale of assets	3	1
Changes in components of working capital-
(Inc.)/dec. in receivables	(29)	13	(a)
(Inc.)/dec. in inventories	(65)	(56)
(Inc.)/dec. in prepayments and other current assets	(20)	(8)
Inc./(dec.) in accounts payables	(26)	(29)
Inc./(dec.) in accrued taxes	(3)	16
Inc./(dec.) in accrued interest	(3)	(3)
Inc./(dec.) in other current liabilities	(19)	(51)
Changes in long-term assets	(4)	(10)
Changes in long-term liabilities	1	(6)
Other	5	1
Net cash (used) provided by operating activities	(41)	25

Investing activities:
Proceeds from sale of assets	1	-
Cash payments for plant, property and equipment	(78)	(90)
Cash payments for software-related intangible assets	(3)	(5)
Proceeds from deferred purchase price of factored receivables	36	28	(a)
Other	(4)	(1)
Net cash used by investing activities	(48)	(68)	(b)

Financing activities:
Cash dividends	(14)	(14)
(Repurchase) issuance of common shares	(1)	1
Purchase of common stock under the share repurchase program	-	(71)
Payments of long-term debt	(5)	(1)
Net inc./(dec.) in bank overdrafts	2	(3)
Net inc./(dec.) in revolver borrowings and short-term debt excluding current maturities on
long-term debt and short-term borrowings secured by accounts receivable	(77)	84
Net inc./(dec.) in short-term debt secured by accounts receivable	170	-
Distribution to noncontrolling interest partners	(16)	(12)
Net cash provided (used) by financing activities	59	(16)

Effect of foreign exchange rate changes on cash,
cash equivalents and restricted cash	(4)	3
Decrease in cash, cash equivalents and restricted cash	(34)	(56)

Cash, cash equivalents and restricted cash, beginning of period	237	335	(b)
Cash, cash equivalents and restricted cash, end of period	$203	$279	(b)

Supplemental Cash Flow Information:
Cash paid during the period for interest (net of interest capitalized)	$25	$23
Cash paid during the period for income taxes (net of refunds)	23	31

Non-cash Investing and Financing Activities:
Period end balance of accounts payable for plant, property, and equipment	$52	$53
Deferred purchase price of receivables factored in the period	34	27
(a) Retrospectively adjusted to reflect the effects of applying ASU 2016-15 on Statement of Cash Flows - Classification of certain cash receipts and cash payments (Topic 230) adopted in Q1 2018.
(b) Retrospectively adjusted to reflect the effects of applying the ASU 2016-18 on Statement of Cash Flows - Restricted Cash adopted in Q1 2018.

ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
STATEMENT OF CASH FLOWS
Unaudited
(Millions)

	NINE MONTHS ENDED
	SEPTEMBER 30,
	2018	2017

Operating activities:
Net income	$207	$187
Adjustments to reconcile net income
to net cash provided by operating activities -
Depreciation and amortization of other intangibles	176	165
Stock-based compensation	12	12
Deferred income taxes	(22)	(1)
Loss on sale of assets	8	2
Changes in components of working capital-
(Inc.)/dec. in receivables	(268)	(212)	(a)
(Inc.)/dec. in inventories	(118)	(116)
(Inc.)/dec. in prepayments and other current assets	(90)	(76)
Inc./(dec.) in accounts payables	141	57
Inc./(dec.) in accrued taxes	(6)	(22)
Inc./(dec.) in accrued interest	(3)	(5)
Inc./(dec.) in other current liabilities	11	101
Changes in long-term assets	(18)	(10)
Changes in long-term liabilities	2	1
Other	5	3
Net cash provided by operating activities	37	86	(b)

Investing activities:
Proceeds from sale of assets	6	6
Proceeds from sale of equity interest	-	9
Cash payments for plant, property and equipment	(242)	(283)
Cash payments for software-related intangible assets	(13)	(17)
Proceeds from deferred purchase price of factored receivables	102	77	(a)
Other	(2)	(5)
Net cash used by investing activities	(149)	(213)	(b)

Financing activities:
Cash dividends	(39)	(40)
Repurchase of common shares	(2)	(2)
Purchase of common stock under the share repurchase program	-	(131)
Issuance of long-term debt	-	136
Debt issuance costs on long-term debt	(2)	(8)
Payments of long-term debt	(17)	(9)
Net inc./(dec.) in bank overdrafts	(5)	(12)
Net inc./(dec.) in revolver borrowings and short-term debt excluding current maturities on
long-term debt and short-term borrowings secured by accounts receivable	(29)	144
Net inc./(dec.) in short-term debt secured by accounts receivable	150	20
Distribution to noncontrolling interest partners	(44)	(45)
Net cash provided by financing activities	12	53

Effect of foreign exchange rate changes on cash,
cash equivalents and restricted cash	(15)	4
Decrease in cash, cash equivalents and restricted cash	(115)	(70)

Cash, cash equivalents and restricted cash, beginning of period	318	349	(b)
Cash, cash equivalents and restricted cash, end of period	$203	$279	(b)

Supplemental Cash Flow Information:
Cash paid during the period for interest (net of interest capitalized)	$65	$61
Cash paid during the period for income taxes (net of refunds)	79	74

Non-cash Investing and Financing Activities:
Period end balance of accounts payable for plant, property, and equipment	$52	$53
Deferred purchase price of receivables factored in the period	105	80
(a) Retrospectively adjusted to reflect the effects of applying ASU 2016-15 on Statement of Cash Flows - Classification of certain cash receipts and cash payments (Topic 230) adopted in Q1 2018.
(b) Retrospectively adjusted to reflect the effects of applying the ASU 2016-18 on Statement of Cash Flows - Restricted Cash adopted in Q1 2018.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) NET INCOME TO EBITDA INCLUDING NONCONTROLLING INTERESTS (2)
Unaudited
(Millions)

	Q3 2018
	Global Segments
	Clean Air	Ride Performance	Aftermarket	Total	Other	Total
Net income attributable to Tenneco Inc.						$60

Net income attributable to noncontrolling interests						9

Net income						69

Income tax expense						21

Interest expense (net of interest capitalized)						21

EBIT, Earnings before interest expense, income taxes and noncontrolling interests	$107	$(3)	$47	$151	$(40)	111

Depreciation and amortization of other intangibles	37	17	4	58	-	58

Total EBITDA including noncontrolling interests (2)	$144	$14	$51	$209	$(40)	$169

	Q3 2017
	Global Segments
	Clean Air	Ride Performance	Aftermarket	Total	Other	Total
Net income attributable to Tenneco Inc.						$83

Net income attributable to noncontrolling interests						16

Net income						99

Income tax expense						16

Interest expense (net of interest capitalized)						19

EBIT, Earnings before interest expense, income taxes and noncontrolling interests	$100	$7	$50	$157	$(23)	134

Depreciation and amortization of other intangibles	36	17	5	58	-	58

Total EBITDA including noncontrolling interests (2)	$136	$24	$55	$215	$(23)	$192
(1) U.S. Generally Accepted Accounting Principles.

(2) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon GAAP. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2)
Unaudited
(Millions except per share amounts)

	Q3 2018				Q3 2017
	Net income attributable to Tenneco Inc.	Per Share	EBIT	EBITDA (3)	Net income attributable to Tenneco Inc.	Per Share	EBIT	EBITDA (3)
Earnings Measures	$60	$1.15	$111	$169	$83	$1.57	$134	$192

Adjustments:
Restructuring and related expenses	9	0.17	12	12	17	0.32	20	19
Acquisition advisory costs (4)	8	0.17	12	12	-	-	-	-
Pre-closing structural cost reductions (5)	2	0.05	4	4	-	-	-	-
Litigation settlement accrual	8	0.15	10	10	-	-	-	-
Net tax adjustments	1	0.01	-	-	(12)	(0.22)	-	-

Adjusted Net income, EPS, EBIT, and EBITDA	$88	$1.70	$149	$207	$88	$1.67	$154	$211

	Q3 2018
	Global Segments
	Clean Air	Ride Performance	Aftermarket	Total	Other	Total
EBIT	$107	$(3)	$47	$151	$(40)	$111
Restructuring and related expenses	1	10	1	12	-	12
Acquisition advisory costs (4)	-	-	-	-	12	12
Pre-closing structural cost reductions (5)	-	1	-	1	3	4
Litigation settlement accrual	-	9	-	9	1	10
Adjusted EBIT	$108	$17	$48	$173	$(24)	$149

	Q3 2017
	Global Segments
	Clean Air	Ride Performance	Aftermarket	Total	Other	Total
EBIT	$100	$7	$50	$157	$(23)	$134
Restructuring and related expenses	4	14	2	20	-	20
Adjusted EBIT	$104	$21	$52	$177	$(23)	$154
(1) U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between the periods. Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon GAAP. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(4) Advisory costs related to Federal-Mogul acquisition.

(5) Structural cost reductions in advance of closing Federal-Mogul acquisition.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) NET INCOME TO EBITDA INCLUDING NONCONTROLLING INTERESTS (2)
Unaudited
(Millions)

	YTD 2018
	Global Segments
	Clean Air	Ride Performance	Aftermarket	Total	Other	Total
Net income attributable to Tenneco Inc.						$168

Net income attributable to noncontrolling interests						39

Net income						207

Income tax expense						73

Interest expense (net of interest capitalized)						61

EBIT, Earnings before interest expense, income taxes and noncontrolling interests	$331	$10	$132	$473	$(132)	341

Depreciation and amortization of other intangibles	112	51	13	176	-	176

Total EBITDA including noncontrolling interests (2)	$443	$61	$145	$649	$(132)	$517

	YTD 2017
	Global Segments
	Clean Air	Ride Performance	Aftermarket	Total	Other	Total
Net income attributable to Tenneco Inc.						$139

Net income attributable to noncontrolling interests						48

Net income						187

Income tax expense						41

Interest expense (net of interest capitalized)						54

EBIT, Earnings before interest expense, income taxes and noncontrolling interests	$300	$52	$146	$498	$(216)	282

Depreciation and amortization of other intangibles	104	47	14	165	-	165

Total EBITDA including noncontrolling interests (2)	$404	$99	$160	$663	$(216)	$447
(1) U.S. Generally Accepted Accounting Principles.

(2) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon GAAP. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2)
Unaudited
(Millions except per share amounts)

	YTD 2018				YTD 2017
	Net income attributable to Tenneco Inc.	Per Share	EBIT	EBITDA (3)	Net income attributable to Tenneco Inc.	Per Share	EBIT	EBITDA (3)
Earnings Measures	$168	$3.26	$341	$517	$139	$2.60	$282	$447

Adjustments:
Restructuring and related expenses	38	0.74	55	55	47	0.88	52	49
Acquisition advisory costs (4)	33	0.66	43	43	-	-	-	-
Pre-closing structural cost reductions (5)	9	0.17	13	13	-	-	-	-
Environmental charge (6)	3	0.06	4	4	-	-	-	-
Warranty charge (7)	4	0.07	5	5	-	-	-	-
Litigation settlement accrual	8	0.15	10	10	-	-	-	-
Antitrust settlement accrual (8)	-	-	-	-	85	1.60	132	132
Warranty settlement (9)	-	-	-	-	5	0.08	7	7
Gain on sale of unconsolidated JV	-	-	-	-	(4)	(0.08)	(5)	(5)
Pension charges / Stock vesting (10)	-	-	-	-	7	0.13	11	11
Costs related to refinancing	-	-	-	-	1	0.02	-	-
Net tax adjustments	5	0.10	-	-	(12)	(0.22)	-	-

Adjusted Net income, EPS, EBIT, and EBITDA	$268	$5.21	$471	$647	$268	$5.01	$479	$641

	YTD 2018
	Global Segments
	Clean Air	Ride Performance	Aftermarket	Total	Other	Total
EBIT	$331	$10	$132	$473	$(132)	$341
Restructuring and related expenses	13	37	5	55	-	55
Acquisition advisory costs (4)	-	-	-	-	43	43
Pre-closing structural cost reductions (5)	6	1	1	8	5	13
Environmental charge (6)	-	-	-	-	4	4
Warranty charge (7)	-	5	-	5	-	5
Litigation settlement accrual	-	9	-	9	1	10
Adjusted EBIT	$350	$62	$138	$550	$(79)	$471

	YTD 2017
	Global Segments
	Clean Air	Ride Performance	Aftermarket	Total	Other	Total
EBIT	$300	$52	$146	$498	$(216)	$282
Restructuring and related expenses	25	19	5	49	3	52
Antitrust settlement accrual (8)	-	-	-	-	132	132
Warranty settlement (9)	-	7	-	7	-	7
Gain on sale of unconsolidated JV	-	-	-	-	(5)	(5)
Pension charges / Stock vesting (10)	-	-	-	-	11	11
Adjusted EBIT	$325	$78	$151	$554	$(75)	$479
(1) U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between the periods. Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon GAAP. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(4) Advisory costs related to Federal-Mogul acquisition.

(5) Structural cost reductions in advance of closing Federal-Mogul acquisition.

(6) Environmental charge related to an acquired site whereby an indemnification reverted back to the Company resulting from a 2009 bankruptcy filing of Mark IV Industries.

(7) Charge related to warranty. Although Tenneco regularly incurs warranty costs, this specific charge is of an unusual nature in the period incurred.

(8) Charges related to establish a reserve for settlement costs necessary to resolve the company’s antitrust matters globally.

(9) Warranty settlement with customer.

(10) Charges related to pension derisking and the acceleration of restricted stock vesting in accordance with the long-term incentive plan.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES (2)
Unaudited
(Millions)

	Q3 2018
				Currency	Value-add
				Impact on	Revenues
		Substrate	Value-add	Value-add	excluding
	Revenues	Sales	Revenues	Revenues	Currency

Clean Air	$1,602	$596	$1,006	$(22)	$1,028
Ride Performance	461	-	461	(18)	479
Aftermarket	309	-	309	(16)	325

Total Tenneco Inc.	$2,372	$596	$1,776	$(56)	$1,832

	Q3 2017
				Currency	Value-add
				Impact on	Revenues
		Substrate	Value-add	Value-add	excluding
	Revenues	Sales	Revenues	Revenues	Currency

Clean Air	$1,495	$522	$973	$-	$973
Ride Performance	457	-	457	-	457
Aftermarket	322	-	322	-	322

Total Tenneco Inc.	$2,274	$522	$1,752	$-	$1,752
(1) U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES (2)
Unaudited
(Millions)

	YTD 2018
				Currency	Value-add
				Impact on	Revenues
		Substrate	Value-add	Value-add	excluding
	Revenues	Sales	Revenues	Revenues	Currency

Clean Air	$5,052	$1,869	$3,183	$65	$3,118
Ride Performance	1,480	-	1,480	20	1,460
Aftermarket	951	-	951	(14)	965

Total Tenneco Inc.	$7,483	$1,869	$5,614	$71	$5,543

	YTD 2017
				Currency	Value-add
				Impact on	Revenues
		Substrate	Value-add	Value-add	excluding
	Revenues	Sales	Revenues	Revenues	Currency

Clean Air	$4,589	$1,610	$2,979	$-	$2,979
Ride Performance	1,327	-	1,327	-	1,327
Aftermarket	967	-	967	-	967

Total Tenneco Inc.	$6,883	$1,610	$5,273	$-	$5,273
(1) U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP REVENUE TO NON-GAAP REVENUE MEASURES
Unaudited
(Millions except percents)

	Q3 2018 vs. Q3 2017 $ Change and % Change Increase (Decrease)
	Revenues	% Change	Value-add Revenues Excluding Currency	% Change

Clean Air	$107	7%	$55	6%
Ride Performance	4	1%	22	5%
Aftermarket	(13)	(4%)	3	1%
Total Tenneco Inc.	$98	4%	$80	5%

	YTD Q3 2018 vs. YTD Q3 2017 $ Change and % Change Increase (Decrease)
	Revenues	% Change	Value-add Revenues Excluding Currency	% Change

Clean Air	$463	10%	$139	5%
Ride Performance	153	12%	133	10%
Aftermarket	(16)	(2%)	(2)	-
Total Tenneco Inc.	600	9%	270	5%

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF NON-GAAP MEASURES
Debt net of total cash / Adjusted LTM EBITDA including noncontrolling interests
Unaudited
(Millions except ratios)

		Quarter Ended September 30,

		2018		2017*

Total debt		$1,544		$1,681

Total cash, cash equivalents and restricted cash (total cash)		203		279

Debt net of total cash balances (1)		$1,341		$1,402

Adjusted LTM EBITDA including noncontrolling interests (2) (3)		$874		$846

Ratio of debt net of total cash balances to adjusted LTM EBITDA including noncontrolling interests (4)		1.5x		1.7x

	Q4 17	Q1 18	Q2 18	Q3 18	Q3 18 LTM

Net income attributable to Tenneco Inc.	$68	$58	$50	$60	$236

Net income attributable to noncontrolling interests	19	14	16	9	58

Income tax expense	29	25	27	21	102

Interest expense (net of interest capitalized)	19	20	20	21	80

EBIT, Earnings before interest expense, income taxes and noncontrolling interests	135	117	113	111	476

Depreciation and amortization of other intangibles	59	59	59	58	235

Total EBITDA including noncontrolling interests (2)	194	176	172	169	711

Restructuring and related expenses	20	12	31	12	75

Goodwill impairment charge (5)	11	-	-	-	11

Pension charges (6)	2	-	-	-	2

Warranty charge (7)	-	5	-	-	5

Acquisition advisory costs (8)	-	13	18	12	43

Pre-closing structural cost reductions (9)	-	-	9	4	13

Environmental charge (10)	-	-	4	-	4

Litigation settlement accrual	-	-	-	10	10

Total Adjusted EBITDA including noncontrolling interests (3)	$227	$206	$234	$207	$874

	Q4 16*	Q1 17*	Q2 17	Q3 17	Q3 17 LTM

Net income (loss) attributable to Tenneco Inc.	$38	$59	$(3)	$83	$177

Net income attributable to noncontrolling interests	20	14	18	16	68

Income tax (benefit) expense	(3)	33	(8)	16	38

Interest expense (net of interest capitalized)	16	15	20	19	70

EBIT, Earnings before interest expense, income taxes and noncontrolling interests	71	121	27	134	353

Depreciation and amortization of other intangibles	53	52	55	58	218

Total EBITDA including noncontrolling interests (2)	124	173	82	192	571

Restructuring and related expenses	9	14	16	19	58

Pension charges / Stock vesting (6)	72	11	-	-	83

Antitrust settlement accrual (11)	-	-	132	-	132

Warranty settlement (12)	-	-	7	-	7

Gain on sale of unconsolidated JV	-	-	(5)	-	(5)

Total Adjusted EBITDA including noncontrolling interests (3)	$205	$198	$232	$211	$846
* Financial results for 2016 and first quarter 2017 have been revised for certain immaterial adjustments as discussed in Tenneco’s Form 10-K/A for the year ended December 31, 2016 and Form 10-Q/A for the quarter ended March 31, 2017.

(1) Tenneco presents debt net of total cash balances because management believes it is a useful measure of Tenneco's credit position and progress toward reducing leverage. The calculation is limited in that the company may not always be able to use cash to repay debt on a dollar-for-dollar basis.

(2) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon GAAP. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(3) Adjusted EBITDA including noncontrolling interests is presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long term benefit of the company and other items impacting comparability between the periods. Similar adjustments to EBITDA including noncontrolling interests have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(4) Tenneco presents the above reconciliation of the ratio of debt net of total cash to LTM adjusted EBITDA including noncontrolling interests to show trends that investors may find useful in understanding the company's ability to service its debt. For purposes of this calculation, LTM adjusted EBITDA including noncontrolling interests is used as an indicator of the company's performance and debt net of total cash is presented as an indicator of the company's credit position and progress toward reducing the company's financial leverage. This reconciliation is provided as supplemental information and not intended to replace the company's existing covenant ratios or any other financial measures that investors may find useful in describing the company's financial position. See notes (1), (2) and (3) for a description of the limitations of using debt net of total cash, EBITDA including noncontrolling interests and adjusted EBITDA including noncontrolling interests.

(5) Goodwill impairment charges recorded in Europe and South America Ride Performance Division.
(6) Charges related to Pension derisking and the acceleration of restricted stock vesting in accordance with the long-term incentive plan.
(7) Charge related to warranty. Although Tenneco regularly incurs warranty costs, this specific charge is of an unusual nature in the period incurred.
(8) Advisory costs related to Federal-Mogul acquisition.
(9) Structural cost reductions in advance of closing Federal-Mogul acquisition.
(10) Environmental charge related to an acquired site whereby an indemnification reverted back to the Company resulting from a 2009 bankruptcy filing of Mark IV Industries.
(11) Charges related to establish a reserve for settlement costs necessary to resolve the company’s antitrust matters globally.
(12) Warranty settlement with customer.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES (2)
Unaudited
(Millions)
	Q3 2018
	Revenues	Currency	Revenues Excluding Currency	Substrate Sales Excluding Currency	Value-add Revenues Excluding Currency

Original equipment light vehicle revenues	$1,723	$(43)	$1,766	$508	$1,258
Original equipment commercial truck, off-highway and other revenues	340	(10)	350	101	249
Aftermarket revenues	309	(16)	325	-	325
Net sales and operating revenues	$2,372	$(69)	$2,441	$609	$1,832

	Q3 2017
	Revenues	Currency	Revenues Excluding Currency	Substrate Sales Excluding Currency	Value-add Revenues Excluding Currency

Original equipment light vehicle revenues	$1,676	$-	$1,676	$447	$1,229
Original equipment commercial truck, off-highway and other revenues	276	-	276	75	201
Aftermarket revenues	322	-	322	-	322
Net sales and operating revenues	$2,274	$-	$2,274	$522	$1,752

	YTD 2018
	Revenues	Currency	Revenues Excluding Currency	Substrate Sales Excluding Currency	Value-add Revenues Excluding Currency

Original equipment light vehicle revenues	$5,457	$105	$5,352	$1,529	$3,823
Original equipment commercial truck, off-highway and other revenues	1,075	16	1,059	304	755
Aftermarket revenues	951	(14)	965	-	965
Net sales and operating revenues	$7,483	$107	$7,376	$1,833	$5,543

	YTD 2017
	Revenues	Currency	Revenues Excluding Currency	Substrate Sales Excluding Currency	Value-add Revenues Excluding Currency

Original equipment light vehicle revenues	$5,087	$-	$5,087	$1,376	$3,711
Original equipment commercial truck, off-highway and other revenues	829	-	829	234	595
Aftermarket revenues	967	-	967	-	967
Net sales and operating revenues	$6,883	$-	$6,883	$1,610	$5,273
(1) U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE AND EARNINGS TO NON-GAAP REVENUE AND EARNINGS MEASURES (2)
Unaudited
(Millions except percents)

	Q3 2018
	Global Segments
	Clean Air	Ride Performance	Aftermarket	Total	Other	Total
Net sales and operating revenues	$1,602	$461	$309	$2,372	$-	$2,372

Less: Substrate sales	596	-	-	596	-	596

Value-add revenues	$1,006	$461	$309	$1,776	$-	$1,776

EBIT	$107	$(3)	$47	$151	$(40)	$111

EBIT as a % of revenue	6.7%	-0.7%	15.2%	6.4%		4.7%
EBIT as a % of value-add revenue	10.6%	-0.7%	15.2%	8.5%		6.3%

Adjusted EBIT	$108	$17	$48	$173	$(24)	$149

Adjusted EBIT as a % of revenue	6.7%	3.7%	15.5%	7.3%		6.3%
Adjusted EBIT as a % of value-add revenue	10.7%	3.7%	15.5%	9.7%		8.4%

	Q3 2017
	Global Segments
	Clean Air	Ride Performance	Aftermarket	Total	Other	Total
Net sales and operating revenues	$1,495	$457	$322	$2,274	$-	$2,274

Less: Substrate sales	522	-	-	522	-	522

Value-add revenues	$973	$457	$322	$1,752	$-	$1,752

EBIT	$100	$7	$50	$157	$(23)	$134

EBIT as a % of revenue	6.7%	1.5%	15.5%	6.9%		5.9%
EBIT as a % of value-add revenue	10.3%	1.5%	15.5%	9.0%		7.6%

Adjusted EBIT	$104	$21	$52	$177	$(23)	$154

Adjusted EBIT as a % of revenue	7.0%	4.6%	16.1%	7.8%		6.8%
Adjusted EBIT as a % of value-add revenue	10.7%	4.6%	16.1%	10.1%		8.8%
(1) U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of revenues in order to reflect EBIT as a percent of both total revenues and value-add revenues. Substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Further, presenting EBIT as a percent of value-add revenue assists investors in evaluating the company's operational performance without the impact of such substrate sales.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE AND EARNINGS TO NON-GAAP REVENUE AND EARNINGS MEASURES (2)
Unaudited
(Millions except percents)

	YTD 2018
	Global Segments
	Clean Air	Ride Performance	Aftermarket	Total	Other	Total
Net sales and operating revenues	$5,052	$1,480	$951	$7,483	$-	$7,483

Less: Substrate sales	1,869	-	-	1,869	-	1,869

Value-add revenues	$3,183	$1,480	$951	$5,614	$-	$5,614

EBIT	$331	$10	$132	$473	$(132)	$341

EBIT as a % of revenue	6.6%	0.7%	13.9%	6.3%		4.6%
EBIT as a % of value-add revenue	10.4%	0.7%	13.9%	8.4%		6.1%

Adjusted EBIT	$350	$62	$138	$550	$(79)	$471

Adjusted EBIT as a % of revenue	6.9%	4.2%	14.5%	7.3%		6.3%
Adjusted EBIT as a % of value-add revenue	11.0%	4.2%	14.5%	9.8%		8.4%

	YTD 2017
	Global Segments
	Clean Air	Ride Performance	Aftermarket	Total	Other	Total
Net sales and operating revenues	$4,589	$1,327	$967	$6,883	$-	$6,883

Less: Substrate sales	1,610	-	-	1,610	-	1,610

Value-add revenues	$2,979	$1,327	$967	$5,273	$-	$5,273

EBIT	$300	$52	$146	$498	$(216)	$282

EBIT as a % of revenue	6.5%	3.9%	15.1%	7.2%		4.1%
EBIT as a % of value-add revenue	10.1%	3.9%	15.1%	9.4%		5.3%

Adjusted EBIT	$325	$78	$151	$554	$(75)	$479

Adjusted EBIT as a % of revenue	7.1%	5.9%	15.6%	8.0%		7.0%
Adjusted EBIT as a % of value-add revenue	10.9%	5.9%	15.6%	10.5%		9.1%
(1) U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of revenues in order to reflect EBIT as a percent of both total revenues and value-add revenues. Substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Further, presenting EBIT as a percent of value-add revenue assists investors in evaluating the company's operational performance without the impact of such substrate sales.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES (2) - Original equipment commercial truck, off-highway and other revenues
Unaudited
(Millions)

	2018
	Q1			Q2			Q3			YTD
		Substrate	Value-add		Substrate	Value-add		Substrate	Value-add		Substrate	Value-add
	Revenues	Sales	Revenues	Revenues	Sales	Revenues	Revenues	Sales	Revenues	Revenues	Sales	Revenues
Clean Air	$307	$109	$198	$290	$101	$189	$273	$98	$175	$870	$308	$562

Ride Performance	69	-	69	69	-	69	67	-	67	205	-	205

Total Tenneco Inc.	$376	$109	$267	$359	$101	$258	$340	$98	$242	$1,075	$308	$767

	2017
	Q1			Q2			Q3			YTD
		Substrate	Value-add		Substrate	Value-add		Substrate	Value-add		Substrate	Value-add
	Revenues	Sales	Revenues	Revenues	Sales	Revenues	Revenues	Sales	Revenues	Revenues	Sales	Revenues
Clean Air	$211	$76	$135	$231	$83	$148	$218	$75	$143	$660	$234	$426

Ride Performance	52	-	52	59	-	59	58	-	58	169	-	169

Total Tenneco Inc.	$263	$76	$187	$290	$83	$207	$276	$75	$201	$829	$234	$595
(1) U.S. Generally Accepted Accounting Principles.

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from substrate sales which include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

CONTACT:
Tenneco investor inquiries:
Linae Golla
847 482-5162 (office)
224 632-0986 (cell)
lgolla@tenneco.com
or
Tenneco media inquiries:
Bill Dawson
847 482-5807 (office)
224 280-4308 (cell)
bdawson@tenneco.com